Exhibit (i)

DLA Piper US LLP
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
T 410.580.3000
F 410.580.3001
W www.dlapiper.com

October 6, 2006

THE SALOMON BROTHERS FUND INC
125 Broad Street
New York, New York 10004

          Re:          Registration Statement on Form N-1/A

Ladies and Gentlemen:

          We serve as special Maryland counsel to The Salomon Brothers Fund Inc, a Maryland corporation (the “Company”), in connection with the Company’s Registration Statement on Form N-1/A (File Nos. 333-133512 and 811-02733) (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the Investment Company Act of 1940, as amended, on the date hereof relating to the issuance of up to 125,000,000 shares (the “Shares”) of Class O Common Stock, $.001 par value per share, of the Company (“Class O Stock”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

          1.           The Registration Statement, in the form in which it was transmitted to the Commission under the Act;

          2.           The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

          3.           The By-Laws of the Company, certified as of the date hereof by the Secretary of the Company;

          4.           Resolutions adopted by the Board of Directors of the Company (the “Resolutions”) relating to the registration, sale and issuance of the Shares, certified as of the date hereof by the Secretary of the Company;

THE SALOMON BROTHERS FUND INC
October 6, 2006

          5.           A short-form certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

          6.           A certificate (the “Secretary’s Certificate”) executed by Robert I. Frenkel, Secretary of the Company, dated as of the date hereof.

          In expressing the opinion set forth below, we have assumed the following:

          1.           Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

          2.           Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3.           Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

          4.           All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise. The final, executed versions of any Documents reviewed by us as unexecuted drafts or forms will not vary from such unexecuted drafts or forms in any manner material to any of the opinions expressed herein.

          5.           The issuance of the Shares will not result in the Company issuing shares in excess of the number of shares of any class or series of the Company authorized by the Charter at the time of issuance of the Shares.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1.           The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

THE SALOMON BROTHERS FUND INC
October 6, 2006

          2.           The Shares have been duly authorized and, when issued as contemplated by the Registration Statement and the Resolutions, will be validly issued, fully paid and non-assessable.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Counsel”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ DLA Piper US LLP